UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2009
TTM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
2630 South Harbor Boulevard, Santa Ana, CA 92704
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 327-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
TTM Technologies, Inc. (the “Company”, “TTM”, “we” or “us”) is filing this Current Report on Form 8-K (this “Report”) to reflect certain required accounting adjustments and reclassifications described below with respect to the financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Original 2008 Form 10-K”), filed on March 16, 2009. Except as set forth below, neither this Report nor the Exhibits hereto reflect any events occurring after the filing of the Original 2008 Form 10-K, or modify or update the disclosures in the Original 2008 Form 10-K and the Company’s filings made with the Securities and Exchange Commission (“SEC”) subsequent to the filing of the Original 2008 Form 10-K, including any amendments to those filings.
As previously disclosed in the Original 2008 Form 10-K, in May 2008 the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. FSP APB 14-1 requires issuers of convertible debt that can be settled in cash to separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, and must be applied retrospectively to all periods presented. Early adoption was not permitted. We adopted FSP APB 14-1 as of January 1, 2009 and have applied it retrospectively to our 3.25% Senior Convertible Notes due 2015 (“Convertible Notes”) for fiscal year 2008, as required.
The Company’s Convertible Notes issued May 15, 2008 and due May 15, 2015 are subject to FSP APB 14-1. As a result, the retrospective application of FSP APB 14-1 affects fiscal year 2008; the Company is required to record the liability portion of the Convertible Notes at its fair value as of the date of issuance and amortize the discount into interest expense over the life of the Convertible Notes during the periods in which the Convertible Notes are outstanding. There is no effect, however, on the Company’s cash interest payments.
The impact of the adoption of this standard is reflected in the following sections of the Original 2008 Form 10-K, which have been revised and are included as Exhibits 99.1, 99.2 99.3, 99.4 and 99.5 (collectively, the “Exhibits”) to this Current Report on Form 8-K:
•	Part I, Item 1A. Risk Factors (Exhibit 99.1);

•	Part II, Item 6. Selected Financial Data (Exhibit 99.2);

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (Exhibit 99.3), and

•	Part II, Item 8. Financial Statements and Supplementary Data (Exhibit 99.4).

•	Part II, Item 8. Financial Statements (Exhibit 99.5).

Because this Report is being filed only for the purposes described above, and only affects the items specified above, the other information contained in the Original 2008 Form 10-K remains unchanged. No attempt has been made in this Report to modify or update disclosures in the Original 2008 Form 10-K except as described above. Accordingly, this Report should be read in conjunction with the Original 2008 Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the Original 2008 Form 10-K.
9.01 Financial Statements and Exhibits
The following Exhibits filed with this Report and incorporated herein by reference update and supersede those portions of the Original 2008 Form 10-K that are affected by the adoption of FSP APB 14-1. No other information in the Original 2008 Form 10-K has been updated for events or developments that have occurred subsequent to the filing of the Original 2008 Form 10-K with the SEC. For developments since the filing of the Original 2008 Form 10-K, refer to our filing with the SEC subsequent to the filing of the Original 2008 Form 10-K, including any amendments to these filings. The information in this Report, including the Exhibits, should be read in conjunction with the Original 2008 Form 10-K and the Company’s subsequent filings with the SEC.
(d) Exhibits

23.1	Consent of KPMG LLP

99.1	Risk Factors (adjusted to reflect the retrospective application of FSP APB 14-1)

99.2	Selected Financial Data (adjusted to reflect the retrospective application of FSP APB 14-1)

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations (adjusted to reflect the retrospective application of FSP APB 14-1)

99.4	Financial Statements and Supplementary Data (adjusted to reflect the retrospective application of FSP APB 14-1)

99.5	Financial Statements (adjusted to reflect the retrospective application of FSP APB 14-1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2009

TTM TECHNOLOGIES, INC.
By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer